UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 20, 2024

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of	(Commission)	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

1002 MAIN AVE W, SUITE 5
WEST FARGO, ND 58078	(701) 281-0468
(Address of principal executive	(Registrant’s telephone number)
offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective March 20, 2024, the Audit Committee of the Board of Directors of Golden Growers Cooperative (the “Cooperative”) approved the engagement of Haynie & Company, Inc. (“Haynie & Company”) as the Cooperative’s independent registered public accounting firm for the Cooperative’s fiscal year ending

December 31, 2024. Please refer to the Form 8-K that the Cooperative filed with the Securities and Exchange Commission on March 26, 2024 regarding the Cooperative’s previous independent registered public accounting firm, Widmer Roel PC, and its decision to decline to stand for re-appointment following the Cooperative’s fiscal 2023 audit.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim periods through March 20, 2024, neither the Cooperative nor anyone on its behalf has consulted with Haynie & Company regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Cooperative’s financial statements, and neither a written report nor oral advice was provided to the Cooperative that consolidated concluded was an important factor considered by the Cooperative in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matters that were the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	March 27, 2024	/s/ Scott Stofferahn
		By:	Scott Stofferahn
		Its:	Executive Vice President and Chief Executive Officer